Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-34004) of E. I. du Pont de Nemours and Company of our report dated June 25, 2004 relating to the financial statements of The Solae Savings Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Philadelphia, PA

June 25, 2004